SCBT Financial Corporation Reports Strong Third Quarter Earnings and Continued Strong Asset Quality

HIGHLIGHTS:

--Third quarter earnings
Net income of $5.6 million – Up 7.3%; Net income of $16.4 million YTD – Up 9.1%
Diluted EPS of $0.61 – Up 7.5%; Diluted EPS of $1.78 YTD – Up 9.0%
Demand deposits grew 11.6% annualized

--Continued strong asset quality
NPAs as a percentage of loans and repossessed assets – 30 basis points
Allowance for loan losses as a percentage of total loans – 1.29%

COLUMBIA, S.C.—October 16, 2007—SCBT Financial Corporation (NASDAQ: SCBT), the holding company for South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A., reported an increase in consolidated net income compared to the third quarter of 2006.  The Company today released its unaudited results of operations and other financial information for the period ended September 30, 2007.

Third Quarter 2007 Results of Operations

Please refer to the accompanying tables for detailed comparative data on results of operations and financial results.

The Company reported consolidated net income of $5.6 million, or $0.61 per diluted share, for the three months ended September 30, 2007 compared to consolidated net income of $5.3 million, or $0.57 per diluted share, for the third quarter of 2006.  Net income of $16.4 million for the nine months of 2007 reflects a 9.1% increase from $15.0 million in the nine months ended September 30, 2006.  The Company had diluted earnings per share of $1.78 and $1.63 for the nine months ended September 30, 2007 and 2006, respectively.  The Company’s earnings growth reflected the strong profitability of its bank subsidiaries during the third quarter.  Compared to the third quarter 2006, South Carolina Bank and Trust reported a 2.4% increase in net income to $5.3 million and South Carolina Bank and Trust of the Piedmont reported a 40.7% increase in net income to $837,000.

“We continue to report strong earnings and strong asset quality during a difficult operating environment for the financial services industry,” commented Robert R. Hill, Jr., CEO of SCBT Financial Corporation.  “Our performance was driven by increases in non-interest income, margin expansion, and excellent credit quality.  We continued making investments for the future in the third quarter with the opening of a new office in Lexington, SC and the pending acquisition of the Scottish Bank in North Carolina.  These two investments will help drive our future growth and performance.  Non-interest income increased significantly during the quarter as service charges on deposits increased 11.3%, bankcard services income increased 19.4%, and trust and investment services income increased 25.4% over the third quarter of 2006.  Net interest margin increased by 7 basis points from the second quarter.  We do believe our net interest margin has stabilized and should remain within the 4.00% range as we wrap up 2007 and head into 2008.  I am very proud of our team’s performance in the third quarter.  We continue to have a great balance of soundness, profitability and growth.”

During the third quarter of 2007, the Company’s total assets increased to $2.3 billion, a 7.0% increase over the third quarter of 2006.  The growth in total assets was supported by growth in total deposits of $156.4 million, an increase of 9.4% over the total in the third quarter of 2006.  Earning assets for the quarter increased by $149.4 million, or 7.6%, compared to the comparable period in 2006.  The increase includes a 14.2% increase in investment securities to $242.9 million.

The Company’s annualized return on average assets (ROAA) for the third quarter decreased slightly to 1.00% compared to 1.01% for the third quarter of 2006.  Compared to the second quarter of 2007, ROAA remained the same.  Total shareholders' equity at quarter end was $175.5 million, an increase of 9.4% from the third quarter of 2006.  The Company’s total shareholders’ equity was impacted by a decrease in accumulated other comprehensive income resulting from the implementation in the fourth quarter 2006 of a new accounting pronouncement for defined benefit pension and other postretirement plans.  Annualized return on average equity for the quarter was 13.13%, down from 13.28% for the third quarter of 2006.  Annualized return on average tangible equity for the third quarter decreased to 16.52% from 17.22% for the comparable period in the prior year and from 16.82% in the second quarter.

Asset Quality

The results reported for the third quarter reflect a return to more normalized net charge-offs compared to very low net charge-off results in the second quarter of 2007.  John C. Pollok, senior executive vice president and CFO of SCBT Financial Corporation commented, “We remain committed to maintaining strong asset quality.  Non-performing assets and net charge-offs remain at low levels, and we continue to monitor our risk within our loan portfolio and remain aggressive and disciplined in dealing with assets if they show signs of deterioration.”

At September 30, 2007, nonperforming loans totaled $4.8 million, representing 0.26% of period-end loans.  Other real estate owned at the end of the third quarter was $443,000, a decrease from $771,000 in the second quarter.  The allowance for loan losses at September 30, 2007 was $23.8 million and represented 1.29% of total loans.  The current allowance for loan losses provides 4.95 times coverage of period-end nonperforming loans.  In the third quarter, net charge-offs were $708,000, or an annualized 0.16% of average loans compared to 0.14% in the same period of 2006.

Loans and Deposits

The Company grew total loans 9.5% since the third quarter of 2006, an increase driven largely by continued growth in commercial loans.  Commercial real estate loans totaled $928.0 million at quarter-end, a 24.2% annualized increase from the second quarter of 2007 and an 18.6% increase from the comparable period in 2006.  Commercial non real estate loans decreased 2.5% to $203.6 million from the second quarter and increased 14.9% from the comparable period in 2006.  Total loans outstanding were $1.8 billion at September 30, 2007 compared to $1.7 billion for the comparable period in 2006.  The balance of mortgage loans held for sale decreased $14.2 million from the second quarter to $13.9 million.

Deposit growth remained strong compared to the same quarter in 2006, driven largely by growth in certificates of deposit and savings deposits.  Total deposits outstanding at the end of the third quarter were $1.8 billion, an increase of $156.4 million, or 9.4%, compared to the third quarter in the prior year.  When compared to second quarter, total deposits outstanding increased $30.6 million, or 6.9% annualized; savings account deposit levels increased $13.6 million, or 47.5%; and certificates of deposits increased $23.1 million, or 11.4%.  Non-interest bearing deposits grew $8.2 million, or 11.6%, to $293.4 million from the second quarter.

Net Interest Income and Margin

Non-taxable equivalent net interest income (before provision for loan losses) was $21.4 million for the third quarter of 2007, up 8.2% from $19.8 million in the comparable period last year.  Tax-equivalent net interest margin decreased 8 basis points from the third quarter of 2006 to 4.06%; however, compared to the second quarter of 2007, tax-equivalent net interest margin increased 7 basis points from 3.99%.

The Company’s average yield on interest-earning assets increased 23 basis points while the average rate on interest-bearing liabilities increased 33 basis points from the third quarter of 2006.  During the third quarter of 2007, the Company’s average total assets increased to $2.3 billion, a 9.7% increase over the third quarter of 2006.  The increase reflected a $148.7 million increase in average total loans to $1.8 billion from the third quarter of 2006.  The increase in volume and a 25 basis point increase in average yields on total loans contributed to higher average yield on interest-earning assets during the third quarter.  Average earning assets for the quarter increased by $194.1 million, or 10.1%, compared to the average for the comparable period in 2006.  Average investment securities were $232.8 million at September 30, 2007, or 10.5% higher than the balance in 2006.  The growth in average total assets was supported by growth in average total deposits of $180.1 million, an increase of 11.2% over the average in the third quarter of 2006.

Noninterest Income and Expense

Noninterest income was $7.7 million in the third quarter of 2007, a 12.5% increase from $6.8 million in the comparable period in 2006.  This increase included a $397,000, or 11.3%, increase in service charges on deposit accounts; a $171,000, or 19.4%, increase in bankcard services income; a $140,000, or 25.4%, increase in trust and investment services income and a $279,000, or 75.4%, increase in other noninterest income from the comparable period in 2006.  Secondary market mortgage fees declined $135,000 or 8.9%, due to the overall slow down within the real estate industry and the tightening of credit relative to mortgage lending.  The increase in other noninterest income was driven by two factors.  The first is a $141,000 increase in the cash surrender value of bank owned life insurance, and the second is a loss on the sale of fixed assets of $141,000, which was recorded in the third quarter of 2006.

Noninterest expense was $19.3 million in the third quarter of 2007, up from $17.6 million in the comparable period in 2006.  The increase was driven by $945,000, or 9.2%, increase in salaries and employee benefits expense driven by sales volume incentives paid to employees and the addition of six full service locations since June 30, 2006.  These locations accounted for approximately 25.1%, or $237,000, of the compensation increase from the same quarter a year ago.  Advertising and marketing expense increased $238,000, or 31.9% compared to the third quarter of 2006.  Information services expense increased $105,000, or 11.1%.  Net occupancy expense increased $159,000, or 14.6%.  Furniture and equipment expense increased $188,000, or 15.9%, compared to the third quarter in 2006.

SCBT Financial Corporation is a multi-bank holding company whose subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A.  The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A.  Through these subsidiaries, SCBT Financial Corporation operates 45 financial centers in 16 South Carolina counties, and has served South Carolinians for more than 73 years.  The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans.  SCBT Financial Corporation's common stock is traded on the NASDAQ Global Select MarketSM under the symbol “SCBT.”

For additional information, please visit our website at www.SCBTonline.com.

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Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities and Exchange Act of 1934, as amended.  SCBT Financial Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results.  Such risks and uncertainties, include, among others, the following possibilities:  (1) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; (2) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (3) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (4) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (5) transaction risk arising from problems with service or product delivery; (6) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (7) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (8) reputation risk that adversely affects earnings or capital arising from negative public opinion; and (9) terrorist activities risk that results in loss of consumer confidence and economic disruptions.

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
EARNINGS SUMMARY (non tax equivalent)	2007	2006	Change	2007	2006	Change
Interest income	$38,777	$34,085	13.8%	$112,513	$96,323	16.8%
Interest expense	17,379	14,307	21.5%	50,909	38,604	31.9%
Net interest income	21,398	19,778	8.2%	61,604	57,719	6.7%
Provision for loan losses (1)	1,161	1,048	10.8%	2,743	3,716	-26.2%
Noninterest income	7,680	6,827	12.5%	22,762	19,524	16.6%
Noninterest expense	19,309	17,611	9.6%	56,997	50,731	12.4%
Earnings before income taxes	8,608	7,946	8.3%	24,626	22,796	8.0%
Provision for income taxes	2,966	2,686	10.4%	8,203	7,749	5.9%
Net earnings	$5,642	$5,260	7.3%	$16,423	$15,047	9.1%

Basic weighted average shares	9,201,228	9,134,076	0.7%	9,189,549	9,117,615	0.8%
Diluted weighted average shares	9,212,356	9,235,182	-0.2%	9,221,288	9,207,669	0.1%

Earnings per share - Basic (a)	$0.61	$0.58	6.5%	$1.79	$1.65	8.3%
Earnings per share - Diluted (a)	$0.61	$0.57	7.5%	$1.78	$1.63	9.0%

Cash dividends declared per common share	$0.17	$0.17	0.0%	$0.51	$0.51	0.0%
Dividend payout ratio	28.06%	29.54%	-5.0%	29.68%	29.42%	0.9%

(a) Earnings per share data above have been retroactively adjusted to give effect to a 5% common stock dividend paid on March 23, 2007 to shareholders of record on March 9, 2007.

	AVERAGE for Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2007	2007	2007	2006	2006
Mortgage loans held for sale	$20,024	$30,124	$23,164	$22,005	$21,631
Total loans (1)	1,810,332	1,783,715	1,766,128	1,720,546	1,661,679
Total investment securities	232,797	227,343	214,229	214,603	212,367
Intangible assets	35,415	35,539	35,688	35,794	35,926
Earning assets	2,107,966	2,081,623	2,051,044	1,982,495	1,913,849
Total assets	2,265,340	2,237,433	2,205,449	2,134,262	2,065,415
Noninterest bearing deposits	289,892	277,500	265,711	268,176	272,089
Interest bearing deposits	1,501,711	1,452,388	1,424,702	1,419,082	1,339,414
Total deposits	1,791,603	1,729,888	1,690,413	1,687,258	1,611,503
Fed funds purchased & repo	188,846	197,708	206,450	147,907	142,777
Other borrowings	92,353	122,587	127,240	121,588	140,779
Shareholders' equity	172,421	168,376	164,147	162,272	157,117

	AVERAGE for Nine Months Ended		%
	September 30,	September 30,
BALANCE SHEET HIGHLIGHTS	2007	2006	Change
Mortgage loans held for sale	$24,426	$19,867	22.9%
Total loans (1)	1,786,887	1,622,090	10.2%
Total investment securities	224,857	202,375	11.1%
Intangible assets	35,547	36,008	-1.3%
Earning assets	2,080,420	1,869,947	11.3%
Total assets	2,236,293	2,023,863	10.5%
Noninterest bearing deposits	277,790	265,801	4.5%
Interest bearing deposits	1,459,883	1,303,658	12.0%
Total deposits	1,737,672	1,569,459	10.7%
Fed funds purchased & repo	197,604	149,476	32.2%
Other borrowings	113,932	139,219	-18.2%
Shareholders' equity	168,345	153,506	9.7%

	ENDING Balance
	September 30,	June 30,	March 31,	December 31,	September 30,
BALANCE SHEET HIGHLIGHTS	2007	2007	2007	2006	2006
Mortgage loans held for sale	$13,921	$28,092	$33,868	$23,236	$22,624
Total loans (1)	1,842,226	1,806,000	1,783,337	1,760,830	1,682,217
Total investment securities	242,890	234,942	219,785	210,391	212,606
Intangible assets	35,372	35,497	35,622	35,749	35,880
Allowance for loan losses (1)	(23,822)	(23,369)	(22,955)	(22,668)	(21,675)
Premises and equipment	52,504	51,182	49,718	48,904	47,969
Total assets	2,267,243	2,274,951	2,242,500	2,178,413	2,119,050
Noninterest bearing deposits	293,388	285,155	273,054	256,717	273,329
Interest bearing deposits	1,520,454	1,498,114	1,443,345	1,449,998	1,384,087
Total deposits	1,813,842	1,783,269	1,716,399	1,706,715	1,657,416
Fed funds purchased & repo	172,496	200,989	201,407	203,105	147,955
Other borrowings	88,865	100,882	140,399	90,416	140,457
Total liabilities	2,091,771	2,105,115	2,075,900	2,016,525	1,958,719
Shareholders' equity	175,472	169,836	166,600	161,888	160,331

Actual # shares outstanding	9,201,820	9,195,057	9,182,181	8,719,146	8,705,416

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
NONPERFORMING ASSETS (ENDING balance)	2007	2007	2007	2006	2006
Nonaccrual loans	$4,008	$3,315	$2,821	$3,567	$2,558
Other real estate owned	443	771	525	597	363
Accruing loans past due 90 days or more	807	995	1,127	1,039	1,557
Other nonperforming assets	237	-	-	-	-
Total nonperforming assets	$5,495	$5,081	$4,473	$5,203	$4,478

Total nonperforming assets as a
percentage of total loans and OREO (1)	0.30%	0.28%	0.25%	0.30%	0.27%

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
ALLOWANCE FOR LOAN LOSSES (1)	2007	2007	2007	2006	2006
Balance at beginning of period	$23,369	$22,955	$22,668	$21,675	$21,214
Loans charged off	(604)	(447)	(498)	(563)	(493)
Overdrafts charged off	(308)	(237)	(231)	(269)	(295)
Loan recoveries	116	219	109	203	117
Overdraft recoveries	88	79	125	70	84
Net (charge-offs) recoveries	(708)	(386)	(495)	(559)	(587)
Provision for loan losses	1,161	800	782	1,552	1,048
Balance at end of period	23,822	23,369	22,955	22,668	21,675

Allowance for loan losses as a
percentage of total loans (1)	1.29%	1.29%	1.29%	1.29%	1.29%
Allowance for loan losses as a
percentage of nonperforming loans	494.75%	542.20%	581.41%	492.14%	526.74%
Net charge-offs as a percentage of
average loans (annualized) (1)	0.16%	0.09%	0.11%	0.13%	0.14%
Provision for loan losses as a percentage
of average total loans (annualized) (1)	0.26%	0.18%	0.18%	0.36%	0.25%

	September 30,		September 30,
LOAN PORTFOLIO (ENDING balance) (1)	2007	% of Total	2006	% of Total
Commercial	$203,593	11.05%	$177,218	10.53%
Consumer	120,521	6.54%	128,109	7.62%
Real estate:
Commercial	928,044	50.38%	782,680	46.53%
Consumer residential mortgage	233,851	12.69%	230,016	13.67%
Consumer construction and development	189,075	10.26%	195,795	11.64%
Firstline	136,538	7.41%	143,496	8.53%
Overdrafts	1,957	0.11%	1,524	0.09%
Other loans	28,651	1.56%	23,419	1.39%
Total loans (gross) (1)	1,842,230	100.00%	1,682,257	100.00%
Unearned income	(4)		(40)
Total loans (net of unearned income) (1)	$1,842,226	100.00%	$1,682,217	100.00%

Mortgage loans held for sale	$13,921		$22,624

	Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
SELECTED RATIOS	2007	2007	2007	2006	2006

Return on average assets (annualized)	1.00%	1.00%	0.96%	0.88%	1.01%

Return on average equity (annualized)	13.13%	13.27%	12.87%	11.63%	13.28%

Return on average tangible equity (annualized)	16.52%	16.82%	16.45%	14.93%	17.22%

Net interest margin (tax equivalent)	4.06%	3.99%	3.94%	3.97%	4.14%

Efficiency ratio (tax equivalent)	65.98%	67.05%	68.31%	65.13%	65.88%

End of period book value per common share	$19.07	$18.47	$18.14	$18.57	$18.42

End of period tangible book value per common share	$15.23	$14.61	$14.26	$14.47	$14.30

End of period # shares	9,201,820	9,195,057	9,182,181	8,719,146	8,705,416

End of period Equity-to-Assets	7.74%	7.47%	7.43%	7.43%	7.57%

End of period Tangible Equity-to-Tangible Assets	6.28%	6.00%	5.93%	5.89%	5.97%

	Nine Months Ended
	September 30,	September 30,
	2007	2006
SELECTED RATIOS

Return on average assets (annualized)	0.98%	0.99%

Return on average equity (annualized)	13.04%	13.11%

Return on average tangible equity (annualized)	16.53%	17.12%

Net interest margin (tax equivalent)	4.00%	4.17%

Efficiency ratio (tax equivalent)	67.10%	65.25%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2007			September 30, 2006
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$44,813	$581	5.14%	$18,172	$242	5.28%
Investment securities (taxable)	208,376	2,646	5.04%	188,487	2,276	4.79%
Investment securities (tax-exempt)	24,421	308	5.00%	23,880	301	5.00%
Mortgage loans held for sale	20,024	292	5.79%	21,631	248	4.55%
Loans (1)	1,810,332	34,950	7.66%	1,661,679	31,018	7.41%
Total Interest-earning assets	2,107,966	38,777	7.30%	1,913,849	34,085	7.07%

Noninterest-Earning Assets:
Cash and due from banks	48,551			56,049
Other assets	132,140			116,856
Allowance for loan losses	(23,317)			(21,339)
Total noninterest-earning assets	157,374			151,566

Total Assets	$2,265,340			$2,065,415

Interest-Bearing Liabilities:
Transaction and money market accounts	$549,573	$3,014	2.18%	$557,333	$2,815	2.03%
Savings deposits	124,278	716	2.29%	77,703	155	0.80%
Certificates and other time deposits	827,861	10,195	4.89%	704,378	7,788	4.43%
Federal funds purchased and repo.	188,846	2,132	4.48%	142,777	1,566	4.40%
Other borrowings	92,353	1,322	5.68%	140,779	1,983	5.65%
Total interest-bearing liabilities	1,782,911	17,379	3.87%	1,622,970	14,307	3.54%

Noninterest-Bearing Liabilities:
Demand deposits	289,892			272,089
Other liabilities	20,116			13,239
Total noninterest-bearing liabilities ("Non-IBL")	310,008			285,328
Shareholders' equity	172,421			157,117
Total Non-IBL and shareholders' equity	482,429			442,445

Total liabilities and shareholders' equity	$2,265,340			$2,065,415

Net interest income and margin (NON-TAX EQUIV.)		$21,398	4.03%		$19,778	4.10%
Net interest margin (TAX EQUIVALENT)			4.06%			4.14%

	Nine Months Ended
	September 30, 2007			September 30, 2006
	Average	Interest	Average	Average	Interest	Average
YIELD ANALYSIS	Balance	Earned/Paid	Yield/Rate	Balance	Earned/Paid	Yield/Rate

Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$44,250	$1,732	5.23%	$25,615	$983	5.13%
Investment securities (taxable)	199,233	7,482	5.02%	179,021	6,267	4.68%
Investment securities (tax-exempt)	25,624	951	4.96%	23,354	863	4.94%
Mortgage loans held for sale	24,426	1,065	5.83%	19,867	730	4.91%
Loans (1)	1,786,887	101,283	7.58%	1,622,090	87,480	7.21%
Total Interest-earning assets	2,080,420	112,513	7.23%	1,869,947	96,323	6.89%

Noninterest-Earning Assets:
Cash and due from banks	48,362			60,678
Other assets	130,515			114,100
Allowance for loan losses	(23,004)			(20,862)
Total noninterest-earning assets	155,873			153,916

Total Assets	$2,236,293			$2,023,863

Interest-Bearing Liabilities:
Transaction and money market accounts	$561,059	$9,059	2.16%	$557,348	$7,521	1.80%
Savings deposits	103,340	1,381	1.79%	77,546	413	0.71%
Certificates and other time deposits	795,484	28,972	4.87%	668,763	20,462	4.09%
Federal funds purchased and repo.	197,604	6,677	4.52%	149,476	4,549	4.07%
Other borrowings	113,932	4,820	5.66%	139,219	5,659	5.43%
Total interest-bearing liabilities	1,771,419	50,909	3.84%	1,592,352	38,604	3.24%

Noninterest-Bearing Liabilities:
Demand deposits	277,790			265,801
Other liabilities	18,739			12,204
Total noninterest-bearing liabilities ("Non-IBL")	296,529			278,005
Shareholders' equity	168,345			153,506
Total Non-IBL and shareholders' equity	464,874			431,511

Total liabilities and shareholders' equity	$2,236,293			$2,023,863

Net interest income and margin (NON-TAX EQUIV.)		$61,604	3.96%		$57,719	4.13%
Net interest margin (TAX EQUIVALENT)			4.00%			4.17%

SCBT Financial Corporation
(Unaudited)
(Dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
NONINTEREST INCOME & EXPENSE	2007	2006	Change	2007	2006	Change
Noninterest income:
Service charges on deposit accounts	$3,909	$3,512	11.3%	$10,952	$9,988	9.7%
Secondary market mortgage fees	1,374	1,509	-8.9%	4,759	4,040	17.8%
Bankcard services income	1,051	880	19.4%	3,067	2,518	21.8%
Trust and investment services income	697	556	25.4%	1,971	1,573	25.3%
Securities gains (losses), net	-	-		42	-
Other	649	370	75.4%	1,971	1,405	40.3%
Total noninterest income	$7,680	$6,827	12.5%	$22,762	$19,524	16.6%
Noninterest expense:
Salaries and employee benefits	$11,171	$10,226	9.2%	$33,475	$30,053	11.4%
Furniture and equipment	1,369	1,181	15.9%	3,963	3,505	13.1%
Net occupancy expense	1,247	1,088	14.6%	3,585	3,148	13.9%
Information services expense	1,050	945	11.1%	3,162	2,734	15.7%
Advertising and marketing	985	747	31.9%	2,432	2,182	11.5%
Business development and staff related	512	397	29.0%	1,625	1,271	27.9%
Professional fees	513	519	-1.2%	1,522	1,507	1.0%
Amortization	215	204	5.4%	641	602	6.5%
Other	2,247	2,304	-2.5%	6,592	5,729	15.1%
Total noninterest expense	$19,309	$17,611	9.6%	$56,997	$50,731	12.4%

Notes:
(1) Loan data excludes mortgage loans held for sale.